EXPENSE LIMITATION AGREEMENT

Corgi ETF Trust I

This Expense Limitation Agreement (this “Agreement”) is entered into as of the date set forth on the signature page hereof, by and between Corgi ETF Trust I, a Delaware statutory trust (the “Trust”), on behalf of each of the series of the Trust listed on Schedule A hereto (each, a “Fund” and collectively, the “Funds”), and Corgi Strategies, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”).

RECITALS

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser serves as the investment adviser to each Fund pursuant to an Investment Advisory Agreement between the Trust, on behalf of each Fund, and the Adviser (the “Advisory Agreement”);

WHEREAS, the Adviser is willing to waive a portion of its advisory fees with respect to each Fund to the extent necessary to limit the total annual operating expenses of each Fund to the level set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Expense Limitation.

The Adviser hereby agrees to waive its advisory fees (the “Fee Waiver”) with respect to each Fund to the extent necessary to ensure that the Total Annual Fund Operating Expenses of each Fund (excluding, as applicable, interest charges on any borrowings, dividends and other expenses on securities sold short, taxes, brokerage commissions and other transactional expenses, foreign currency transactions, acquired fund fees and expenses, extraordinary expenses, and distribution (12b-1) fees) do not exceed 0.30% of each Fund’s average daily net assets per annum (the “Expense Cap”).

The gross advisory fee rate payable by each Fund under the Advisory Agreement is 0.40% of average daily net assets per annum. Pursuant to this Agreement, the Adviser waives advisory fees in an amount equal to 0.10% of each Fund’s average daily net assets per annum, resulting in a net advisory fee rate of 0.30% per annum.

2. Waiver Calculation and Payment.

The Fee Waiver shall be calculated daily and accrued monthly based on each Fund’s average daily net assets. The Fund’s administrator shall calculate the gross advisory fee accrual and the corresponding waiver offset on each business day. The Adviser shall be entitled to receive only the net advisory fee amount (i.e., the gross advisory fee less the applicable waiver) from each Fund on each payment date.

3. No Recoupment.

The Adviser expressly waives any right to recoup from any Fund any fees waived pursuant to this Agreement. Fees waived hereunder shall not be subject to recoupment by the Adviser in any subsequent period, and no waived amounts shall be carried forward, accumulated, or treated as a liability of any Fund.

4. Term and Termination.

This Agreement shall become effective as of the date first set forth on the signature page hereof and has no termination date and may not be terminated without the approval of the Board of Trustees of the Trust (the “Board”), upon not less than thirty (30) days’ prior written notice to the Adviser; provided that the Board may not terminate this Agreement with respect to any Fund prior to the one-year anniversary of the effective date of this Agreement with respect to such Fund. The Adviser may not unilaterally terminate this Agreement. For purposes of this Section 4, the effective date of this Agreement with respect to each Fund shall be the date on which such Fund commences investment operations.

Termination of this Agreement with respect to one or more Funds shall not affect the continued effectiveness of this Agreement with respect to any other Fund unless expressly specified in the notice of termination. Upon termination, the Adviser’s obligation to waive fees shall cease as of the effective date of termination, and the Adviser shall be entitled to receive the full advisory fee rate set forth in the Advisory Agreement from and after such date.

This Agreement shall terminate automatically upon the termination of the Advisory Agreement between the Trust and the Adviser with respect to the applicable Fund.

5. Amendments.

This Agreement may be amended at any time by mutual written consent of the parties, subject to approval by the Board of Trustees of the Trust (the “Board”) as required under applicable law. The Board shall review the terms of this Agreement at such intervals as it deems appropriate.

6. Board Approval.

This Agreement has been approved by the Board, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust or the Adviser, at a meeting duly called and held for such purpose, or by unanimous written consent of the Board in accordance with applicable law.

7. Representations and Warranties.

Each party represents and warrants to the other that: (a) it has full power and authority to enter into and perform its obligations under this Agreement; (b) this Agreement has been duly authorized by all necessary action; and (c) this Agreement constitutes a legal, valid, and binding obligation of such party, enforceable against it in accordance with its terms.

8. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles, and to the extent applicable, the 1940 Act and the rules and regulations thereunder.

9. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. In the event of any conflict between this Agreement and the Advisory Agreement with respect to fee waivers, the terms of this Agreement shall control.

10. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic or PDF signatures shall be deemed valid and binding to the same extent as original signatures.

11. Severability.

If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

CORGI STRATEGIES, LLC, as Investment Adviser

By: _/s/Emily Yuan

Name:  Emily Yuan

Title:    President

Date:    4/25/2026

CORGI ETF TRUST I, on behalf of each Fund listed on Schedule A

By:_ /s/Emily Yuan __

Name: Emily Yuan

Title: President

Date:   4/25/26

SCHEDULE A

Funds Subject to this Agreement

1.    Corgi Growth & Technology 15% Structured Buffer ETF - May Series

2.    Corgi U.S. Equities 10% Structured Buffer ETF - May Series

3.    Corgi U.S. Equities 15% Structured Buffer ETF - May Series

4.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - May Series

5.    Corgi International Developed Equities 15% Structured Buffer ETF - May Series

6.    Corgi Growth & Technology 10% Structured Buffer ETF - May Series

7.    Corgi U.S. Equities 100% Structured Buffer ETF - May Series

8.    Corgi U.S. Equities 30% Structured Buffer ETF - May Series

9.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - May Series

10.    Corgi Growth & Technology 15% Structured Buffer ETF - August Series

11.    Corgi Growth & Technology 15% Structured Buffer ETF - July Series

12.    Corgi Growth & Technology 15% Structured Buffer ETF - June Series

13.    Corgi U.S. Equities 10% Structured Buffer ETF - August Series

14.    Corgi U.S. Equities 10% Structured Buffer ETF - July Series

15.    Corgi U.S. Equities 10% Structured Buffer ETF - June Series

16.    Corgi U.S. Equities 15% Structured Buffer ETF - August Series

17.    Corgi U.S. Equities 15% Structured Buffer ETF - July Series

18.    Corgi U.S. Equities 15% Structured Buffer ETF - June Series

19.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - June Series

20.    Corgi International Developed Equities 15% Structured Buffer ETF - June Series

21.    Corgi Growth & Technology 10% Structured Buffer ETF - August Series

22.    Corgi Growth & Technology 10% Structured Buffer ETF - July Series

23.    Corgi Growth & Technology 10% Structured Buffer ETF - June Series

24.    Corgi U.S. Equities 100% Structured Buffer ETF - June Series

25.    Corgi U.S. Equities 30% Structured Buffer ETF - June Series

26.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - June Series

27.    Corgi Growth & Technology 10% Structured Buffer ETF - April Series

28.    Corgi Growth & Technology 10% Structured Buffer ETF - December Series

29.    Corgi Growth & Technology 10% Structured Buffer ETF - February Series

30.    Corgi Growth & Technology 10% Structured Buffer ETF - January Series

31.    Corgi Growth & Technology 10% Structured Buffer ETF - March Series

32.    Corgi Growth & Technology 10% Structured Buffer ETF - November Series

33.    Corgi Growth & Technology 10% Structured Buffer ETF - October Series

34.    Corgi Growth & Technology 10% Structured Buffer ETF - September Series

35.    Corgi Growth & Technology 15% Structured Buffer ETF - April Series

36.    Corgi Growth & Technology 15% Structured Buffer ETF - December Series

37.    Corgi Growth & Technology 15% Structured Buffer ETF - February Series

38.    Corgi Growth & Technology 15% Structured Buffer ETF - January Series

39.    Corgi Growth & Technology 15% Structured Buffer ETF - March Series

40.    Corgi Growth & Technology 15% Structured Buffer ETF - November Series

41.    Corgi Growth & Technology 15% Structured Buffer ETF - October Series

42.    Corgi Growth & Technology 15% Structured Buffer ETF - September Series

43.    Corgi U.S. Equities 10% Structured Buffer ETF - April Series

44.    Corgi U.S. Equities 10% Structured Buffer ETF - December Series

45.    Corgi U.S. Equities 10% Structured Buffer ETF - February Series

46.    Corgi U.S. Equities 10% Structured Buffer ETF - January Series

47.    Corgi U.S. Equities 10% Structured Buffer ETF - March Series

48.    Corgi U.S. Equities 10% Structured Buffer ETF - November Series

49.    Corgi U.S. Equities 10% Structured Buffer ETF - October Series

50.    Corgi U.S. Equities 10% Structured Buffer ETF - September Series

51.    Corgi U.S. Equities 15% Structured Buffer ETF - April Series

52.    Corgi U.S. Equities 15% Structured Buffer ETF - December Series

53.    Corgi U.S. Equities 15% Structured Buffer ETF - February Series

54.    Corgi U.S. Equities 15% Structured Buffer ETF - January Series

55.    Corgi U.S. Equities 15% Structured Buffer ETF - March Series

56.    Corgi U.S. Equities 15% Structured Buffer ETF - November Series

57.    Corgi U.S. Equities 15% Structured Buffer ETF - October Series

58.    Corgi U.S. Equities 15% Structured Buffer ETF - September Series

59.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - August Series

60.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - July Series

61.    Corgi International Developed Equities 15% Structured Buffer ETF - August Series

62.    Corgi International Developed Equities 15% Structured Buffer ETF - July Series

63.    Corgi U.S. Equities 100% Structured Buffer ETF - August Series

64.    Corgi U.S. Equities 100% Structured Buffer ETF - July Series

65.    Corgi U.S. Equities 30% Structured Buffer ETF - August Series

66.    Corgi U.S. Equities 30% Structured Buffer ETF - July Series

67.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - August Series

68.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - July Series

69.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - April Series

70.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - December Series

71.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - February Series

72.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - January Series

73.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - March Series

74.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - November Series

75.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - October Series

76.    Corgi Emerging Markets Equities 15% Structured Buffer ETF - September Series

77.    Corgi International Developed Equities 15% Structured Buffer ETF - April Series

78.    Corgi International Developed Equities 15% Structured Buffer ETF - December Series

79.    Corgi International Developed Equities 15% Structured Buffer ETF - February Series

80.    Corgi International Developed Equities 15% Structured Buffer ETF - January Series

81.    Corgi International Developed Equities 15% Structured Buffer ETF - March Series

82.    Corgi International Developed Equities 15% Structured Buffer ETF - November Series

83.    Corgi International Developed Equities 15% Structured Buffer ETF - October Series

84.    Corgi International Developed Equities 15% Structured Buffer ETF - September Series

85.    Corgi U.S. Equities 100% Structured Buffer ETF - April Series

86.    Corgi U.S. Equities 100% Structured Buffer ETF - December Series

87.    Corgi U.S. Equities 100% Structured Buffer ETF - February Series

88.    Corgi U.S. Equities 100% Structured Buffer ETF - January Series

89.    Corgi U.S. Equities 100% Structured Buffer ETF - March Series

90.    Corgi U.S. Equities 100% Structured Buffer ETF - November Series

91.    Corgi U.S. Equities 100% Structured Buffer ETF - October Series

92.    Corgi U.S. Equities 100% Structured Buffer ETF - September Series

93.    Corgi U.S. Equities 30% Structured Buffer ETF - April Series

94.    Corgi U.S. Equities 30% Structured Buffer ETF - December Series

95.    Corgi U.S. Equities 30% Structured Buffer ETF - February Series

96.    Corgi U.S. Equities 30% Structured Buffer ETF - January Series

97.    Corgi U.S. Equities 30% Structured Buffer ETF - March Series

98.    Corgi U.S. Equities 30% Structured Buffer ETF - November Series

99.    Corgi U.S. Equities 30% Structured Buffer ETF - October Series

100.    Corgi U.S. Equities 30% Structured Buffer ETF - September Series

101.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - April Series

102.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - December Series

103.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - February Series

104.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - January Series

105.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - March Series

106.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - November Series

107.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - October Series

108.    Corgi U.S. Small-Cap 15% Structured Buffer ETF - September Series

Each Fund listed above is a series of Corgi ETF Trust I. The Expense Cap applicable to each Fund is 0.30% of average daily net assets per annum, reflecting a fee waiver of 0.10% per annum from the gross advisory fee rate of 0.40% per annum.